Exhibit 1.3

WHOLESALING AGREEMENT FOR BD INTRODUCTIONS

Ladies and Gentlemen:

Emerson Equity LLC, a California limited liability company, as the dealer manager (the “Dealer Manager”) for Belpointe PREP, LLC, a Delaware limited liability company (the “Company”), invites you (the “Wholesaler”) to participate in the distribution of Class A units (the “Units”) representing limited liability company interest in the Company subject to the terms of this Wholesaling Agreement (the “Agreement”).

1. Dealer Manager Agreement.

(a) The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), dated [●] [●], 2022, with the Company attached hereto as Exhibit A. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement.

(b) As described in the Dealer Manager Agreement, the Company has filed a Registration Statement with the SEC registering an ongoing offering (“Offering”) of Units.

(c) The Wholesaler hereby agrees to use its best efforts to:

(i) assist the Company and the Dealer Manager with the sale of Units through existing Dealers and broker-dealer platforms (the “Existing Participants”);

(ii) identify and introduce the Company and the Dealer Manager to additional broker-dealers and broker-dealer platforms (the “Additional Participants” and, together with the Existing Participants, the “Offering Participants”) and to facilitate the execution of Participating Dealer Agreements between the Dealer Manager and such Additional Participants;

(iii) administer the process of obtaining due diligence and approval of the Offering for Additional Participants;

(iv) provide training and education regarding the Company and the Offering to Offering Participants;

(v) provide ongoing marketing and sales support for Offering Participants;

(vi) furnishing Authorized Sales Materials and Prospectuses to Offering Participants;

(vii) provide such other assistance and support to Offering Participants and otherwise participate in the Offering as agreed to by the parties hereto.

(d) Nothing in this Agreement shall be deemed or construed to make the Wholesaler an employee, agent, representative or partner of the Dealer Manager or the Company, and the Wholesaler is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

(e) By your acceptance of this Agreement, you will become one of the Wholesalers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained therein, including Section 5(e) of the Dealer Manager Agreement wherein the Wholesalers and Dealers agree to indemnify and hold harmless the Company Indemnified Persons and Dealer Manager Indemnified Persons.

2. Compensation. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for carrying out the services related to the Offering as contemplated by this Agreement, the Wholesaler is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

3. Representations, Warranties and Covenants of the Wholesaler. In addition to the representations and warranties found elsewhere in this Agreement, the Wholesaler represents, warrants and agrees that:

(a) The Wholesaler is duly organized and existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Wholesaler is empowered under applicable laws and by the Wholesaler’s organizational documents to enter into this Agreement and perform all activities and services of the Wholesaler provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Wholesaler’s ability to perform under this Agreement.

(c) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any agreement or instrument by which the Wholesaler is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(d) All requisite actions have been taken to authorize the Wholesaler to enter into and perform this Agreement.

(e) The Wholesaler shall notify the Dealer Manager and the Company, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to the Offering or the services related to the Offering as contemplated by this Agreement against the Wholesaler or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Wholesaler , within the meaning of Section 15 of the Securities Act.

(f) The Wholesaler acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Wholesaler.

4. Prospectus and Authorized Sales Materials; Compliance with Laws.

(a) The Wholesaler is not authorized or permitted to give and will not give, any information or make any representation concerning the Units except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager or the Company will supply the Wholesaler with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials.

(b) The Wholesaler agrees that it:

(i) will, in connection with carrying out the services related to the Offering as contemplated by this Agreement, comply with all applicable requirements of the federal and state securities laws and the rules and regulations thereunder, the applicable rules and regulations of FINRA and any other applicable regulatory body;

(ii) will comply with the record-keeping requirements imposed by federal and state securities laws and the rules and regulations thereunder, and the applicable rules of FINRA. The Wholesaler further agrees to make the such records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Wholesaler’s receipt of a subpoena or other appropriate document request from such agency;

(iii) will, to the extent applicable in connection with carrying out the services related to the Offering as contemplated by this Agreement, comply with the preliminary and final Prospectus distribution requirements of the Exchange Act, including but not limited to Rule 15c2-8 promulgated thereunder;

(iv) will comply with the provisions of the rules set forth in the FINRA manual, as well as all other applicable rules and regulations of FINRA, the SEC, the state securities administrators and any other applicable regulatory body in connection with carrying out the services related to the Offering as contemplated by this Agreement;

(v) will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an Offering Participant unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that Offering Participant or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials;

(vi) will not use in connection with carrying out the services related to the Offering as contemplated by this Agreement any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing.

(c) The Wholesaler is familiar with the provisions of Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it will, to the extent applicable to the performance of its obligations hereunder, comply with Rule 15c2-8 under the Exchange Act.

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(d) On becoming a Wholesaler, and in carrying out the services related to the Offering as contemplated by this Agreement, the Wholesaler agrees to comply with all of the applicable requirements imposed upon it under (i) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (ii) all applicable state securities laws and regulations as from time to time in effect, (iii) any other state, federal, foreign and other laws and regulations applicable to the Offering, the services or the activities of the Wholesaler pursuant to this Agreement, including without limitation applicable FINRA rules, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the laws and regulations regarding economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and (iv) this Agreement and the Prospectus as amended and supplemented. With respect to Wholesaler’s use of electronic delivery of offering documents or electronic signatures, the Wholesaler agrees to comply with Electronic Signatures in Global and National Commerce Act (“E-Sign Act”) and the Uniform Electronic Transactions Act (“UETA”), each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to the Wholesaler, the Wholesaler agrees to pay the Wholesaler’s proportionate share of any claim, demand or liability asserted against the Wholesaler and the other Wholesalers or Dealers on the basis that such Wholesalers, Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Wholesaler’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

5. License and Association Membership. The Wholesaler’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that (a) the Wholesaler is a properly registered or licensed broker-dealer, duly authorized to carry out the services related to the Offering as contemplated by this Agreement under federal and state securities laws and regulations, and foreign laws, if applicable, (b) the Wholesaler is a member in good standing of FINRA, and (c) there is no provision in the Wholesaler’s FINRA membership agreement that would restrict the ability of the Wholesaler to carry out the services related to the Offering as contemplated by this Agreement and the Prospectus. This Agreement shall automatically terminate if the Wholesaler ceases to be a member in good standing of FINRA. The Wholesaler agrees to notify the Company and the Dealer Manager immediately if the Wholesaler ceases to be a member in good standing of FINRA. The Wholesaler also hereby agrees to abide by the rules of FINRA, including but not limited to FINRA Rules 2040, 2310, 5110 and 5141.

6. Confidentiality of Information. It is anticipated that (i) the Wholesaler and the Wholesaler ‘s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Wholesaler that are conducting a due diligence inquiry on behalf of the Wholesaler and (ii) persons or committees, as the case may be, responsible for determining whether the Wholesaler will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (as hereinafter defined) pertaining to the Company, the Dealer Manager or their respective affiliates. The Wholesaler agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Wholesaler’s due diligence inquiry. The Wholesaler agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Wholesaler’s sales staff, financial advisors, or any person involved in carrying out the services related to the Offering as contemplated by this Agreement or to any other third party and agrees not to use the Confidential Information in any manner to carry out the services related to the Offering as contemplated by this Agreement. The Wholesaler further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (x) limiting access to such information to persons who have a need to know such information only for the purpose of the Wholesaler’s due diligence inquiry and (y) informing each recipient of such Confidential Information of the Wholesaler’s confidentiality obligation. The Wholesaler acknowledges that the Wholesaler or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Wholesaler acknowledges that the Wholesaler or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Wholesaler acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (1) if approved in writing for disclosure by the Company, (2) pursuant to a subpoena or as required by law, or (3) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Wholesaler shall notify the Company and the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to clauses (2) and (3). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential;” and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that is or becomes available to the public other than as a result of disclosure by the Dealer or its Diligence Representatives in breach of this Agreement; was available to the Dealer or its Diligence Representatives on a non-confidential basis prior to its disclosure to such Dealer or Diligence Representative in connection with this Agreement; becomes available to the Dealer or its Diligence Representatives from a source that is not known by the Dealer or such Diligence Representatives to be otherwise prohibited from communicating such information to the Dealer or such Diligence Representatives; or is independently developed by the Dealer or its Diligence Representatives without reference to the Confidential Information.

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7. Wholesaler’s Compliance with Anti-Money Laundering Rules and Regulations. The Wholesaler hereby represents that it has complied and will comply with the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker-dealers’ anti-money laundering obligations. The Wholesaler hereby represents that it has adopted and implemented, and will maintain, a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. Upon request by the Dealer Manager at any time, the Wholesaler hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Wholesaler’s most recent independent testing of its AML Program. The Wholesaler agrees to notify the Dealer Manager immediately if the Wholesaler is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

8. Privacy. The Wholesaler agrees to abide by and comply in all respects with (i) the privacy standards and requirements of the GLB Act and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, (iii) any reasonable privacy standards and requirements provided to the Wholesaler in writing by the Dealer Manager or the Company, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

9. Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration, including issues of arbitrability (both substantive and procedural), administered in accordance with the rules and policies of FINRA then in effect. The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held in the office of FINRA located in the borough of Manhattan, City of New York, or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

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10. Termination. The Wholesaler will suspend or terminate the services related to the Offering as contemplated by this Agreement upon the request of the Company or the Dealer Manager at any time and will resume the services related to the Offering hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice.

11. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

12. Amendment. This Agreement may be amended at any time by the Dealer Manager or the Company by written notice to the Wholesaler, and any such amendment shall be deemed accepted by the Wholesaler upon the Wholesaler’s continued performance of the services related to the Offering contemplated by this Agreement after the Wholesaler has received such notice.

13. Survival of Provisions. The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections 2, 4, 9 through 14 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

14. Use of Company and Belpointe Names. Except as expressly provided herein, nothing in this Agreement shall be deemed to constitute a waiver by the Dealer Manager or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the Wholesaler’s use of the name or identifying marks of the Company or “Belpointe” (or any combination or derivation thereof). The Dealer Manager and the Company reserve the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by the Wholesaler that use the Company’s or Belpointe’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

15. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier, or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Company:

Belpointe PREP, LLC

255 Greenville Road

Greenwich, Connecticut 06831

Attn.: Brandon E. Lacoff

Email: blacoff@belpointe.com

With copies (which shall not constitute notice) to:

Saul Ewing Arnstein & Lehr LLP

1270 Avenue of the Americas, Suite 2005

New York, New York 10020

Attn.: Vanessa J. Schoenthaler

Email: vanessa.schoenthaler@saul.com

If to the Dealer Manager:

Emerson Equity LLC

6860 N Dallas Pkwy, Ste 200

Plano, Texas 75024

Attn.: Howard Davis

Email: hdavis@emersonequity.com

If to the Wholesaler:

[●]

[●]

[●]

Attn.: [●]

Email: [●]

16. Applicable Law. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Wholesaler and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in the borough of Manhattan, City of New York.

17. No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Wholesaler as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Wholesalers or Dealers.

18. Electronic Delivery of Documents. If the Wholesaler intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, the Wholesaler will comply with all applicable rules, regulations and guidance relating to the electronic delivery of documents issued by the SEC, FINRA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents.

[Signature pages follows.]

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DEALER MANAGER:

EMERSON EQUITY LLC

By:
Name:
Title:

Date:

[Intentionally left blank.

Wholesaler signature page follows.]

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We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

Wholesaler:

Company name:

Type of entity:

Jurisdiction of Organization:

Licensed as broker-dealer in all States:	Yes:	No:

If no, list all states licensed as broker-dealer in:

Tax ID:

Address for Notices:

Name:

Company:

Address:

City, State and Zip Code:

Telephone:

Email:

ACCEPTED AND AGREED TO:

WHOLESALER:

[WHOLESALER FIRM NAME]

By:
Name:
Title:

Date:

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Schedule I

Sched. I - 1

Schedule II

NAME OF ISSUER: Belpointe PREP, LLC

NAME OF WHOLESALER:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit wholesaling commissions and other payments due to it pursuant to the Wholesaling Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Wholesaler’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Wholesaler for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

WHOLESALER:

[WHOLESALER FIRM NAME]

By:
Name:
Title:

Date:

Sched. II - 1

Exhibit A

Dealer Manager Agreement